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                                                                     Exhibit 5.1

                            [LOGO OF DOEPKEN KEEVICAN & WEISS]


                                  Professional Corporation

                                      Attorneys at Law

Fax: (412) 355-2609                 58th Floor, USX Tower              Cleveland
E-Mail: dkwlaw@dkwlaw.com              600 Grant Street                  Detroit
                             Pittsburgh, Pennsylvania 15219-2703

Writer's Direct Dial:


(412) 355-2600
dkwlaw@dkwlaw.com

                              September 7, 1999



RTI International Metals, Inc.
1000 Warren Avenue
Niles, OH 44446

          Re:  RTI International Metals, Inc.
               Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

          We have acted as counsel for RTI International Metals, Inc., an Ohio corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $100,000,000 aggregate principal amount of the Company's debt securities ("Debt Securities"); preferred stock, par value $0.01 per share ("Preferred Stock"); common stock, par value $0.01 per share ("Common Stock"); and warrants to purchase Debt Securities, Common Stock, Preferred Stock or other securities ("Warrants"). The Debt Securities, Preferred Stock, Common Stock and Warrants are herein referred to collectively as the "Securities". The Securities may be issued from time to time by the Company after the registration statement to which this opinion is an exhibit (the "Registration Statement") becomes effective. The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement.

          We have examined such documents as we have considered necessary for purposes of this opinion, including (i) the Indenture in the form of Exhibit 4.3 to the Registration Statement to be executed by the Company and the trustee (the "Indenture"), (ii) the amended Articles of Incorporation and By-Laws of the Company, and such other documents and matters of law as we have deemed necessary in connection with the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted
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RTI International Metals, Inc.
September 7, 1999
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to us as certified copies or photocopies. In
rendering the opinions expressed below, we have relied on factual representations by Company officials and statements of fact contained in the documents we have examined.

          Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated below, we are of the opinion that:

          1. With respect to Debt Securities to be issued under the Indenture, when (a) the Indenture has been duly authorized and validly executed and delivered by the Company to the trustee, (b) the Indenture has been duly qualified under the Trust Indenture Act of 1939, (c) the Company's Board of Directors or, to the extent permitted by law, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          2. With respect to shares of Common Stock, when both (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company's Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be legally issued, fully paid and nonassessable.

          3. With respect to shares of Preferred Stock, when both (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a "Certificate") and the filing of the Certificate with the Secretary of State of the State of Ohio, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms
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RTI International Metals, Inc.
September 7, 1999
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of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be legally issued, fully paid and nonassessable.

          4. With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Company's Board upon payment of the consideration therefor provided for therein, the Warrants will be legally issued.

          The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:

          a. We have assumed that (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;
(c) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (d) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (f) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (g) any Securities to be issued in accordance with the Registration Statement or the supplemental prospectuses are authorized by the Amended Articles of Incorporation of the Company.

          b. In rendering the opinions in paragraph 1, we have assumed that the trustee is or, at the time the Indenture is signed, will be qualified to act as trustee under the Indenture and that the trustee has or will have duly executed and delivered the Indenture.

          c. The enforceability of the Indenture and the Debt Securities and provisions thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting enforcement of creditors'
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RTI International Metals, Inc.
September 7, 1999
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rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Such principles or equity include, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and also to the possible unavailability of specific performance or injunctive relief.

          d. We express no opinion with respect to (a) the enforceability of provisions in the Indenture, or any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of notices or defenses, or waivers of benefits of, or other rights that cannot be effectively waived under, applicable laws; or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

          e. We note that the Indenture by its terms purports to be governed by the laws of the State of New York and that the terms of the Warrants, when determined, may be governed by the laws of a jurisdiction other than the State of Ohio. While we express no opinion with respect to the laws of the State of New York or such other jurisdictions in rendering these opinions, we have assumed that the internal laws of the State of New York and such other jurisdictions are the same as the internal laws of the State of Ohio.

          f. The opinions expressed in this letter are limited to the laws of the State of Ohio and the federal laws of the United States of America.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                              Very truly yours,


                              /s/ DOEPKEN KEEVICAN & WEISS
                                  PROFESSIONAL CORPORATION